Exhibit 21.1

List of Subsidiaries, Consolidated Variable Interest Entity and Significant

Subsidiaries of Consolidated Variable Interest Entity of Puxin Limited

Subsidiaries	Place of Incorporation
Prepshine Holdings Co., Limited	Hong Kong
Beijing Global Education & Technology Co., Ltd.	PRC
Purong (Beijing) Information Technology Co., Ltd.	PRC

Consolidated Variable Interest Entity	Place of Incorporation
Puxin Education Technology Group Co., Ltd.	PRC

Significant Subsidiaries of Consolidated Variable Interest Entity	Place of Incorporation
Beijing Meitong Education Consulting Co., Ltd.	PRC
Shanghai Global Career Education & Technology Holdings Limited	PRC
ZMN International Education Consulting (Beijing) Co., Ltd.	PRC
Beijing Shangxin Education Technology Co., Ltd.	PRC
Taiyuan Puxin Culture and Arts Co., Ltd.	PRC
Guangzhou Yingxun Lixiang Education Information Consulting Co., Ltd.	PRC
Beijing Meikaida Education Technology Co., Ltd.	PRC
Taiyuan Puxin Culture Communication Co., Ltd.	PRC
Tianjin Xinsiyuan Culture Communication Co., Ltd.	PRC
Beijing Puda Education Technology Co., Ltd.	PRC
Dalian Puxin Education Technology Co., Ltd.	PRC
Shenyang Meitong Education Information Consulting Co., Ltd.	PRC
Beijing Pule Education Technology Co., Ltd.	PRC
Jinan Puxin Education Technology Co., Ltd.	PRC
Beijing Ruibao Tongqu Education Consulting Co., Ltd.	PRC
Guizhou Puxintian Education Technology Co., Ltd.	PRC
Beijing Jiameixin Education Consulting Co., Ltd.	PRC
Jinan Pude Education Technology Co., Ltd.	PRC
Jinan Qifa Education Consulting Co., Ltd.	PRC
Nanjing Diyu Investment Management Co., Ltd.	PRC
Shaoxing Puxin Education Information Consulting Co., Ltd.	PRC
Yunnan Pude Education Information Consulting Co., Ltd.	PRC
Ningbo Puxin Education Technology Co., Ltd.	PRC
Chengdu Qidi Wanjuan Education Consulting Co., Ltd.	PRC

Nanjing Dreams & Stars Information Consulting Co., Ltd.	PRC
Tianjin Puxing Education Technology Co., Ltd.	PRC
Shenzhen Davis Information Consulting Co., Ltd.	PRC
Shanghai Pukuan Education Technology Co., Ltd.	PRC
Luoyang Pucai Education Technology Co., Ltd.	PRC
Beijing Pule Travel Co., Ltd.	PRC
Dalian Pude Education Consulting Co., Ltd.	PRC
Xi’an Shanghe Culture Development Co., Ltd.	PRC
Luzhou Puxin Culture Communication Co., Ltd.	PRC
Beijing Xuezong Tianxia Education Technology Co., Ltd.	PRC
Shenyang Puxin Yingcai Education Consulting Co., Ltd.	PRC
Chongqing Puxin Technology Co., Ltd.	PRC
Shenyang Pude Education Technology Co., Ltd.	PRC
Jilin Puxin Education Technology Co., Ltd.	PRC
Yancheng Tiantian Xiangshang Education Training Co., Ltd.	PRC
Fuzhou Pude Education Technology Co., Ltd.	PRC
Hangzhou Puxin Technology Co., Ltd.	PRC

*	Other subsidiaries of the consolidated variable interest entity of Puxin Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.